UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 3, 2011

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001- 04311 (Commission file number)	11-1541330 (I.R.S. Employer Identification No.)

25 Harbor Park Drive, Port Washington, NY (Address of principal executive offices)	11050 (Zip Code)

(516) 484-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e).  On February 3, 2011, the Compensation Committee of the Board of Directors of Pall Corporation (the “Corporation”) granted special retention awards to Roberto Perez, Chief Operating Officer, and Lisa McDermott, Chief Financial Officer and Treasurer.

The awards were made under the 2005 Stock Compensation Plan in the form of restricted stock units of Corporation common stock.  Mr. Perez and Ms. McDermott were each granted 9,244 restricted stock units.  The restricted stock units included in the foregoing grants will vest on the second anniversary of the date of grant, provided the executive remains employed with the Corporation on that date.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pall Corporation
/s/ Lisa McDermott
Lisa McDermott
Chief Financial Officer and Treasurer